UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2017

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On January 31, 2017, Electro Scientific Industries, Inc. (the “Company”) amended and restated its existing Loan and Security Agreement (the “Prior Loan Agreement”) with Silicon Valley Bank (the “Lender”) pursuant to an Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”).
The Restated Loan Agreement amends and restates the Prior Loan Agreement to, among other things, make the changes summarized below. Capitalized terms not defined herein have the meanings ascribed to them in the Restated Loan Agreement.

•	The maturity date of the revolving line of credit and letter of credit sublimit available to the Company has been extended by one year, to March 20, 2019.

•
The dollar thresholds of Cash and Excess Availability triggering (i) the Non-Formula Period are now $40 million (up from $30 million under the Prior Loan Agreement); (ii) the Streamline Period are now between $30 million and $40 million (previously less than $30 million); and (iii) the Off-Streamline Period are now $30 million (not relevant under Prior Loan Agreement).

•	The following changes were made to financial covenants:

◦	The Company is not permitted to contract for, purchase or make Capital Expenditures in excess of $8 million in any fiscal year, down from $10 million under the Prior Loan Agreement;

◦
The covenant requiring a minimum amount of Adjusted EBITDA for each trailing twelve-month period now requires the Company to maintain Adjusted EBITDA for each trailing twelve-month period according to a specified monthly schedule (See Section 6.9(c) of the Restated Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K). Under the new agreement the amount of Adjusted EBITDA loss permitted is increased from the prior agreement through March 2018. During the extension period, the level of Adjusted EBITDA loss declines on a roughly pro-rated basis over the remaining period of the credit line. Under the Prior Loan Agreement, Adjusted EBITDA losses for the trailing twelve-month period could not exceed (i) for the first month and second month of each calendar quarter, $14 million and (ii) for the third month of each calendar quarter, $10 million; and

◦
The definition of Adjusted EBITDA now includes, as an addition to Net Income, one-time, cash charges in an aggregate amount not to exceed $5 million for restructuring costs incurred on or after the Effective Date but prior to the end of borrowers fiscal year ending March 31, 2018.

•
The Unused Revolving Line Facility Fee is now an amount equal to (i) during any Non-Formula Period or any Non-Borrowing Period, three tenths of one percent (0.30%) per annum; (ii) during any Streamline Period that is not a Non-Borrowing Period, four tenths of one percent (0.40%) per annum; and (iii) during any Off-Streamline Period that is not a Non-Borrowing Period, one half of one percent (0.50%) per annum, in each case, of the average unused portion of the Revolving Line. Under the Prior Loan Agreement, the Unused Revolving Facility Fee was an amount equal to (i) during any Non-Formula Period or any Non-Borrowing Period, three tenths of one percent (0.30%) per annum, and (ii) at any other time, four tenths of one percent (0.40%) per annum, in each case, of the average unused portion of the Revolving Line.

•
The total cash and non-cash consideration payable in connection with a Permitted Acquisition is now $5 million (down from $10 million), and in order for the Company to complete a Permitted Acquisition, it must be eligible for a Non-Formula Period immediately prior thereto and, on a pro forma basis, immediately after giving effect to the acquisition.

The foregoing descriptions of or references to the Restated Loan Agreement are qualified in their entirety by reference to the full text of the Restated Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits : The following materials are filed as exhibits to this Current Report on Form 8-K:
10.1    Amended and Restated Loan and Security Agreement, dated January 31, 2017, between Electro Scientific Industries, Inc. and Silicon Valley Bank

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2017

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary